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                                                                     EXHIBIT 4.1
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                          CADENCE DESIGN SYSTEMS, INC.

                                    as Issuer

                                       AND

                 J.P. MORGAN TRUST COMPANY, National Association

                                   as Trustee

                              --------------------

                                    INDENTURE

                           Dated as of August 15, 2003

                               -------------------

            Zero Coupon Zero Yield Senior Convertible Notes Due 2023

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                                TABLE OF CONTENTS

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                                                  ARTICLE 1
                           DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.  Definitions.....................................................................       1

Section 1.02.  Compliance Certificates and Opinions............................................      10

Section 1.03.  Form of Documents Delivered to Trustee..........................................      11

Section 1.04.  Acts of Holders; Record Dates...................................................      11

Section 1.05.  Notices, Etc., to Trustee and Company...........................................      12

Section 1.06.  Notice to Holders; Waiver.......................................................      13

Section 1.07.  Conflict with Trust Indenture Act...............................................      13

Section 1.08.  Effect of Headings and Table of Contents........................................      14

Section 1.09.  Successors and Assigns..........................................................      14

Section 1.10.  Severability Clause.............................................................      14

Section 1.11.  Benefits of Indenture...........................................................      14

Section 1.12.  Governing Law...................................................................      14

Section 1.13.  Legal Holiday...................................................................      14


                                                  ARTICLE 2
                                               SECURITY FORMS

Section 2.01.  Forms Generally.................................................................      14

Section 2.02. Form of Face of Security.........................................................      15

Section 2.03.  Form of Reverse of Security.....................................................      19

Section 2.04.  Form of Trustee's Certificate of Authentication.................................      30

Section 2.05.  Legend on Restricted Securities.................................................      30

                                                  ARTICLE 3
                                                THE SECURITIES

Section 3.01.  Title and Terms.................................................................      30

Section 3.02.  Denominations...................................................................      31

Section 3.03.  Execution, Authentication, Delivery and Dating..................................      31

Section 3.04.  Temporary Securities............................................................      31

Section 3.05.  Registration; Registration of Transfer and Exchange; Restrictions on Transfer...      32

Section 3.06.  Mutilated, Destroyed, Lost and Stolen Securities................................      34

Section 3.07.  Persons Deemed Owners...........................................................      35

Section 3.08.  Book-Entry Provisions for Global Securities.....................................      35

Section 3.09.  Cancellation and Transfer Provisions............................................      37

Section 3.10.  CUSIP Numbers...................................................................      38
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                                                   ARTICLE 4
                                          SATISFACTION AND DISCHARGE

Section 4.01.  Satisfaction and Discharge of Indenture.........................................      39

Section 4.02.  Application of Trust Money......................................................      39


                                                  ARTICLE 5
                                                   REMEDIES

Section 5.01.  Events of Default...............................................................      40

Section 5.02.  Acceleration of Maturity; Rescission and Annulment..............................      41

Section 5.03.  Collection of Indebtedness and Suits for Enforcement by Trustee.................      42

Section 5.04.  Trustee May File Proofs of Claim................................................      43

Section 5.05.  Application of Money Collected..................................................      43

Section 5.06.  Limitation on Suits.............................................................      44

Section 5.07.  Unconditional Right of Holders to Receive Payment...............................      44

Section 5.08.  Restoration of Rights and Remedies..............................................      45

Section 5.09.  Rights and Remedies Cumulative..................................................      45

Section 5.10.  Delay or Omission Not Waiver....................................................      45

Section 5.11.  Control by Holders..............................................................      45

Section 5.12.  Waiver of Past Defaults.........................................................      45

Section 5.13.  Undertaking for Costs...........................................................      46

Section 5.14.  Waiver of Stay or Extension Laws................................................      46


                                                  ARTICLE 6
                                                 THE TRUSTEE

Section 6.01.  Certain Duties and Responsibilities.............................................      46

Section 6.02.  Notice of Defaults..............................................................      47

Section 6.03.  Certain Rights Of Trustee.......................................................      47

Section 6.04.  Not Responsible for Recitals....................................................      49

Section 6.05.  May Hold Securities.............................................................      49

Section 6.06.  Money Held in Trust.............................................................      49

Section 6.07.  Compensation and Reimbursement..................................................      49

Section 6.08.  Disqualification; Conflicting Interests.........................................      50

Section 6.09.  Corporate Trustee Required; Eligibility.........................................      50

Section 6.10.  Resignation and Removal; Appointment of Successor...............................      50

Section 6.11.  Acceptance of Appointment by Successor..........................................      52

Section 6.12.  Merger, Conversion, Consolidation or Succession to Business.....................      52

Section 6.13.  Preferential Collection of Claims Against.......................................      53
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                                                  ARTICLE 7
                                    HOLDERS' LISTS AND REPORTS BY TRUSTEE

Section 7.01.  Company to Furnish Trustee Names and Addresses of Holders.......................      53

Section 7.02.  Preservation of Information; Communications to Holders..........................      53

Section 7.03.  Reports By Trustee..............................................................      54

Section 7.04.  Reports by Company..............................................................      54


                                                  ARTICLE 8
                             CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 8.01.  Company May Consolidate, etc., Only on Certain Terms............................      54

Section 8.02.  Successor Substituted...........................................................      55


                                                  ARTICLE 9
                                           SUPPLEMENTAL INDENTURES

Section 9.01.  Supplemental Indentures Without Consent of Holders..............................      55

Section 9.02.  Supplemental Indentures With Consent of Holders.................................      57

Section 9.03.  Execution of Supplemental Indentures............................................      58

Section 9.04.  Effect of Supplemental Indentures...............................................      58

Section 9.05.  Conformity with Trust Indenture Act.............................................      58

Section 9.06.  Reference in Securities to Supplemental Indentures..............................      58


                                                  ARTICLE 10
                                                  COVENANTS

Section 10.01.  Payments.......................................................................      59

Section 10.02.  Maintenance of Office or Agency................................................      59

Section 10.03.  Money for Security Payments to be Held in Trust................................      60

Section 10.04.  Statement by Officers as to Default............................................      61

Section 10.05.  Existence......................................................................      61

Section 10.06.  Reports and Delivery of Certain Information....................................      61

Section 10.07.  Resale of Certain Securities...................................................      62

Section 10.08.  Book-Entry System..............................................................      62

Section 10.09.  Liquidated Damages Under the Registration Rights Agreement.....................      62

Section 10.10.  Information for IRS Filings....................................................      63

Section 10.11.  Calculation Of Original Issue Discount.........................................      63


                                                  ARTICLE 11
                                          REDEMPTION AND REPURCHASES

Section 11.01.  Right to Redeem; Notices to Trustee............................................      63

Section 11.02.  Selection of Securities to be Redeemed.........................................      63
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Section 11.03.  Notice of Redemption...........................................................      64

Section 11.04.  Effect of Notice of Redemption.................................................      65

Section 11.05.  Deposit of Redemption Price....................................................      65

Section 11.06.  Securities Redeemed in Part....................................................      65

Section 11.07.  Conversion Arrangement on Call for Redemption..................................      65

Section 11.08.  Repurchase of Securities at Option of the Holder...............................      66

Section 11.09.  Repurchase of Securities at Option of the Holder Upon Fundamental Change.......      69

Section 11.10.  Effect of Repurchase Notice or Fundamental Change Repurchase Notice............      75

Section 11.11.  Deposit of Repurchase Price or Fundamental Change Repurchase Price.............      76

Section 11.12.  Securities Repurchased in Whole or in Part.....................................      76

Section 11.13.  Covenant to Comply With Securities Laws Upon Repurchase of Securities..........      77

Section 11.14.  Repayment to the Company.......................................................      77


                                                  ARTICLE 12
                                                  [RESERVED]

                                                  ARTICLE 13
                                                  CONVERSION

Section 13.01.  Conversion Privilege...........................................................      77

Section 13.02.  Conversion Procedure...........................................................      81

Section 13.03.  Fractional Shares..............................................................      82

Section 13.04.  Taxes on Conversion............................................................      82

Section 13.05.  Company to Provide Stock.......................................................      83

Section 13.06.  Adjustment of Conversion Rate..................................................      83

Section 13.07.  No Adjustment..................................................................      89

Section 13.08.  Adjustment for Tax Purposes....................................................      89

Section 13.09.  Notice of Conversion Rate Adjustment...........................................      89

Section 13.10.  Notice of Certain Transactions.................................................      89

Section 13.11.  Effect of Reclassification, Consolidation, Merger or Sale on Conversion
                 Privilege                                                                           90

Section 13.12.  Trustee's Disclaimer...........................................................      91

Section 13.13.  Voluntary Increase.............................................................      91

Section 13.14.  Company Determination Final....................................................      91
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         INDENTURE, dated as of August 15, 2003, between Cadence Design Systems,
Inc., a corporation duly organized and existing under the laws of the State of
Delaware, as Issuer (the "COMPANY"), having its principal office at 2655 Seely
Avenue, San Jose, California 95134 and J.P. Morgan Trust Company, National
Association, a national banking association duly organized under the laws of the
United States of America, as Trustee (the "TRUSTEE").

                             RECITALS OF THE COMPANY

         The Company has duly authorized the creation of an issue of Zero Coupon Zero Yield Senior Convertible Notes Due 2023 (each a "SECURITY" and collectively, the "SECURITIES") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

         All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with the terms of the Securities and the Indenture, have been done.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchases of the Securities by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE 1
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         Section 1.01 Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (i) the terms defined in this Article 1 have the meanings assigned to them in this Article and include the plural as well as the singular;

                  (ii) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                  (iii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP; and

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                  (iv)     the words "herein," "hereof' and "hereunder" and
         other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

         "ACT," when used with respect to any Holder, has the meaning specified in Section 1.04.

         "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "AGENT MEMBERS" has the meaning specified in Section 3.08.

         "BID SOLICITATION AGENT" means an independent nationally recognized securities dealer selected by the Company to solicit market bid quotations for the Securities, which initially shall be the Trustee and in no event shall it be an Affiliate of the Company.

         "BOARD OF DIRECTORS" means, with respect to any Person, either the board of directors of such Person or any duly authorized committee of that board.

         "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York or San Francisco are authorized or obligated by law, or executive order or governmental decree to be closed.

         "CAPITAL STOCK" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

         "CHANGE OF CONTROL EVENT" means any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or sale of all or substantially all of

                                       2
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the Company's assets or otherwise) in connection with which all or substantially all of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration which is not all or substantially all common stock or American Depositary Shares that (i) is listed on, or immediately after the transaction or event will be listed on, a United States national securities exchange, or (ii) is approved, or immediately after the transaction or event will be approved, for quotation on the NASDAQ National Market or any similar United States system of automated dissemination of quotations of securities prices.

         "CLOSING PRICE" with respect to the Company's Common Stock on any date means the closing price on such date as reported by the New York Stock Exchange or such other principal U.S. securities exchange on which the Company's Common Stock is then listed, or if the Company's Common Stock is not listed on a U.S. national or regional exchange, as reported on the National Association of Securities Dealers Automated Quotation System, or if the Company's Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, as reported on the principal other market on which the Company's Common Stock is then traded. In the absence of such quotations, the Board of Directors of the Company will make a good faith determination of the sale price.

         "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "COMMON STOCK" means the shares of Common Stock, par value $0.01 per share, of the Company as it exists on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.

         "COMPANY" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

         "COMPANY NOTICE" has the meaning specified in Section 11.08.

                                       3
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         "COMPANY NOTICE DATE" has the meaning specified in Section 11.08.

         "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or any Vice President, and by its Chief Financial Officer, its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

         "CONTINUING DIRECTOR" means, at any date, a member of the Company's Board of Directors (i) who was a member of such board on the date hereof or (ii) who was nominated or elected by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Company's Board of Directors was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or such lesser number comprising a majority of a nominating committee comprised of independent directors if authority for such nominations or elections has been delegated to a nominating committee whose authority and composition have been approved by at least a majority of the directors who were Continuing Directors at the time such committee was formed. (Under this definition, if the Board of Directors of the Company as of the date of this Indenture were to approve a new director or directors and then resign, no Fundamental Change would occur even though the current Board of Directors would thereafter cease to be in office).

         "CONVERSION AGENT" means the Trustee or such other office or agency designated by the Company where Securities may be presented for conversion.

         "CONVERSION DATE" has the meaning specified in Section 13.02(a).

         "CONVERSION PERIOD" means the period from and including the eleventh trading day in any of the Company's fiscal quarters (beginning with the quarter ending January 3, 2004) up to but not including the eleventh trading day of the following fiscal quarter.

         "CONVERSION PRICE" has the meaning specified in Section 13.01(c).

         "CONVERSION RATE" has the meaning specified in Section 13.01(c).

         "CORPORATE TRUST OFFICE" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 560 Mission Street, 13th Floor, San Francisco, California, Attention:
Institutional Trust Services, and shall mean for purposes of Section 10.02, c/o J.P. Morgan Chase Bank, Institutional Trust Services Window, 4 New York Plaza, 1st Floor, New York, New York 10004-2413.

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         "CORPORATION" means a corporation, association, company, joint-stock company or business trust.

         "CURRENT MARKET PRICE" has the meaning specified in Section 13.06(f).

         "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would become an Event of Default.

         "DEPOSITARY" means The Depository Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean such successor Depositary.

         "EVENT OF DEFAULT" has the meaning specified in Section 5.01.

         "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended.

         "FUNDAMENTAL CHANGE" means any transaction or event resulting in either a Change of Control Event or a Termination of Trading.

         "FUNDAMENTAL CHANGE COMPANY NOTICE" has the meaning specified in
Section 11.09.

         "FUNDAMENTAL CHANGE REPURCHASE DATE" has the meaning specified in
Section 11.09.

         "FUNDAMENTAL CHANGE REPURCHASE NOTICE" has the meaning specified in
Section 11.09.

         "FUNDAMENTAL CHANGE REPURCHASE PRICE" has the meaning specified in the Securities.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case, as in effect in the United States on the date hereof.

         "GLOBAL SECURITY" means a Security in global form registered in the Security Register in the name of a Depositary or a nominee thereof.

         "HOLDER" or "SECURITYHOLDER" means a Person in whose name a Security is registered in the Security Register.

                                       5
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         "INDENTURE" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

         "INITIAL PURCHASERS" means J.P. Morgan Securities Inc. and SG Cowen Securities Corporation.

         "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.

         "ISSUE DATE" means the date the Securities are originally issued as set forth on the face of the Security under this Indenture.

         "LIQUIDATED DAMAGES" shall mean the Liquidated Damages as defined in the Registration Rights Agreement.

         "MATURITY", when used with respect to any Security, means the date on which the principal, Repurchase Price or Fundamental Change Repurchase Price of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity, on a Redemption Date, Repurchase Date or Fundamental Change Repurchase Date, or by declaration of acceleration or otherwise.

         "NOTICE OF DEFAULT" has the meaning specified in Section 5.01.

         "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman of the Board, the President or any Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 10.04 shall be the principal executive, financial or accounting officer of the Company.

         "OPINION OF COUNSEL" means a written opinion of counsel, who may be external or in-house counsel for the Company, and who shall be reasonably acceptable to the Trustee.

         "OUTSTANDING," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                  (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

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                  (ii)     Securities, or portions thereof, for whose payment or
         redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that if such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given to the Holders as herein provided, or provision satisfactory to a Responsible Officer of the Trustee shall have been made for giving such notice; and

                  (iii) Securities that have been paid or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture;

provided, however, that, in determining whether the Holders of the requisite Principal Amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

         "PAYING AGENT" means any Person (including the Company) authorized by the Company to pay the principal of, Liquidated Damages on, Redemption Price, Repurchase Price or Fundamental Change Repurchase Price of, any Securities on behalf of the Company. The Trustee shall initially be the Paying Agent.

         "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "PHYSICAL SECURITIES" means permanent certificated Securities in registered form issued in denomination of $1,000 Principal Amount and integral multiples thereof.

         "PRINCIPAL AMOUNT" of a Security means the Principal Amount as set forth on the face of the Security.

         "PRINCIPAL VALUE CONVERSION" has the meaning specified in Section 13.01(a)(ii).

         "PURCHASE AGREEMENT" means the Purchase Agreement, dated August 11, 2003, entered into by the Company and the Initial Purchasers in connection with the sale of the Securities.

         "QUALIFIED INSTITUTIONAL BUYER" or "QIB" shall have the meaning specified in Rule 144A.

         "RECORD DATE" means each February 1 and August 1 (whether or not a Business Day).

         "REDEMPTION DATE" shall mean the date specified for redemption of the Securities in accordance with the terms of the Securities and Article 11 hereof.

         "REDEMPTION PRICE" has the meaning specified in the Securities.

         "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of August 15, 2003, between the Company and the Initial Purchasers, for the benefit of themselves and the Holders, as the same may be amended or modified from time to time in accordance with the terms thereof.

         "REPURCHASE DATE" has the meaning specified in Section 11.08.

         "REPURCHASE NOTICE" has the meaning specified in Section 11.08.

         "REPURCHASE PRICE" has the meaning specified in the Securities.

         "RESALE REGISTRATION STATEMENT" means a registration statement under the Securities Act registering the Securities for resale pursuant to the terms of the Registration Rights Agreement.

         "RESPONSIBLE OFFICER" means any officer of the Trustee within the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture and also, with respect to a particular matter, any other officer of the Trustee to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

         "RESTRICTED GLOBAL SECURITY" means a Global Security representing Restricted Securities.

         "RESTRICTED SECURITY" or "RESTRICTED SECURITIES" has the meaning specified in Section 2.05.

         "RULE 144" means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

         "RULE 144A" means Rule 144A under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

         "RULE 144A INFORMATION" has the meaning specified in the Securities.

         "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "SECURITY" or "SECURITIES" has the meaning specified in the first paragraph of the Recitals of the Company.

         "SECURITY REGISTER" and "SECURITY REGISTRAR" have the respective meanings specified in Section 3.05.

         "SIGNIFICANT SUBSIDIARY" means Cadence Technology Inc. and Cadence Design Systems (Ireland) Limited.

         "STATED MATURITY," when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the principal amount of such Security together with accrued and unpaid Liquidated Damages, if any, is due and payable.

         "STOCK TRANSFER AGENT" means Mellon Investor Services LLC (formerly ChaseMellon Shareholder Services LLC) or such other Person designated by the Company as the transfer agent for the Common Stock.

         "SUBSIDIARY" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

         "SURVIVING ENTITY" has the meaning specified in Section 8.01.

         "TERMINATION OF TRADING" means that the Company's Common Stock or other common stock into which the Securities are convertible is neither listed for trading on a United States national securities exchange nor approved for listing on the NASDAQ National Market or any similar United States system of automated dissemination of quotations of securities prices, and no America depositary shares or similar instruments for such common stock are so listed or approved for listing in the United States.

         "TRADING DAY" means (x) if the applicable security is quoted on the Nasdaq National Market System or Nasdaq SmallCap Market, a day on which trades may be made on thereon or (y) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or such other national security exchange is open for business or (z) if the applicable security is not so listed, admitted for trading or quoted, any Business Day.

         "TRADING PRICE" has the meaning specified in Section 13.01(a)(ii).

         "TRADING PRICE CONDITION" has the meaning set forth in Section 13.01(a)(ii).

         "TRANSFER RESTRICTED SECURITY" means a Security required to bear the restricted legend set forth in the form of Security in Section 2.02.

         "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939 as in effect on the date as of which this Indenture was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

         "TRUSTEE" means the Person named as the "TRUSTEE" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "TRUSTEE" shall mean such successor Trustee.

         "VICE PRESIDENT," when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

         Section 1.02 . Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         Section 1.04. Acts of Holders; Record Dates. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as an "ACT" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee reasonably deems sufficient.

         (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 7.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

         (d)      The ownership of Securities shall be proved by the Security
Register.

         (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

         Section 1.05. Notices, Etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

                  (i) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office; or

                  (ii) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company, Attention: Secretary.

         Section 1.06. Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder's address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

         Whenever under this Indenture the Trustee is required to provide any notice by mail, in all cases the Trustee may alternatively provide notice by overnight courier or by telefacsimile, with confirmation of transmission.

         Section 1.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required hereunder to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

         Section 1.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof, and all Article and Section references are to Articles and Sections, respectively, of this Indenture unless otherwise expressly stated.

         Section 1.09. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

         Section 1.10. Severability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 1.11. Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         Section 1.12. Governing Law. This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

         Section 1.13. Legal Holiday. In any case where the Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on at the Stated Maturity.

                                   ARTICLE 2
                                 SECURITY FORMS

         Section 2.01. Forms Generally. The Securities and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor, the Internal Revenue Code of 1986, as amended, and regulations thereunder, or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof.

         The Securities shall initially be issued in the form of permanent Global Securities in registered form in substantially the form set forth in this Article. The aggregate Principal Amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

         Section 2.02. Form of Face of Security. [INCLUDE IF SECURITY IS A RESTRICTED SECURITY -- THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

         THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF CADENCE DESIGN SYSTEMS, INC. THAT (A) PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO (I) CADENCE DESIGN SYSTEMS, INC. OR ANY SUBSIDIARY THEREOF, (II) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE (A)(IV) ABOVE OR UPON ANY TRANSFER OF THIS SECURITY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). THE INDENTURE CONTAINS A

PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER THE TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTION. IN ADDITION, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THIS SECURITY OR THE COMMON STOCK ISSUABLE UPON THE CONVERSION HEREOF EXCEPT AS PERMITTED UNDER THE SECURITIES ACT (OR ANY SUCCESSOR ACT).

         [INCLUDE IF SECURITY IS A GLOBAL SECURITY -- THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

         THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE ISSUE PRICE OF EACH SECURITY IS $[ ] PER $1,000 OF PRINCIPAL AMOUNT, THE ISSUE DATE IS AUGUST 15, 2003 AND THE YIELD TO MATURITY IS [ ]%, COMPOUNDED [SEMI-ANNUALLY].

                          CADENCE DESIGN SYSTEMS, INC.

            ZERO COUPON ZERO YIELD SENIOR CONVERTIBLE NOTES DUE 2023

No. [    ]                  CUSIP NO. 127387 AA 6        U.S. $[               ]

         Cadence Design Systems, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the "COMPANY"), which term includes any successor corporation under the Indenture referred to on
the reverse hereof), for value received hereby promises to pay to [     ], or
registered assigns, the principal sum of [    ] United States Dollars ($ )
[INCLUDE IF SECURITY IS A GLOBAL SECURITY -- (which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary)] on August 15, 2023. Payment of the principal of this Security shall be made by check mailed to the address of the Holder of this Security specified in the register of Securities, or, at the option of the Company, by wire transfer in immediately available funds, in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         The Issue Date of this Security is August 15, 2003.

         Reference is made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the Company the right to repurchase this Security commencing August 15, 2008, the right to convert this Security into Common Stock of the Company subject to the occurrence of certain events and the right of the Holder of this Security to require the Company to repurchase this Security on certain dates and upon certain events, in each case, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used but not defined herein shall have such meanings as are ascribed to such terms in the Indenture.

         This Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

         This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                            CADENCE DESIGN SYSTEMS, INC.

                                            By:  _________________________
                                                  Authorized Signatory

         Section 2.03. Form of Reverse of Security. This Security is one of a duly authorized issue of Securities of the Company, designated as its Zero Coupon Zero Yield Senior Convertible Notes Due 2023 (the "SECURITIES"), all issued or to be issued under and pursuant to an Indenture, dated as of August 15, 2003 (the "INDENTURE"), between the Company and J.P. Morgan Trust Company, National Association (the "TRUSTEE"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities.

         The indebtedness evidenced by the Securities is unsecured and unsubordinated senior indebtedness of the Company and ranks equally with the Company's other unsecured and unsubordinated senior indebtedness.

         Redemption at the Option of the Company. No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time commencing on August 15, 2008 at the option of the Company at a redemption price (the "REDEMPTION PRICE") equal to 100%, expressed as a percentage of the Principal Amount of Securities to be redeemed, together with accrued and unpaid Liquidated Damages, if any, to, but excluding, the Redemption Date.

         Repurchase by the Company at the Option of the Holder. Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the Holder, on each Repurchase Date, the Securities held by such Holder as follows:

Repurchase Date                    % of Principal Amount
---------------                    ---------------------
August 15, 2008                           100.25
August 15, 2013                           100.00
August 15, 2018                           100.00

plus accrued and unpaid Liquidated Damages, if any, to, but excluding, the Repurchase Date (the "REPURCHASE PRICE"), upon delivery of a Repurchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 30 days prior to such Repurchase Date until the close of business on the Business Day prior to such Repurchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture. The Repurchase Price will be paid in cash.

         Repurchase by the Company at the Option of the Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, the Company shall become obligated, at the option of the Holder, to repurchase the Securities if a Fundamental Change occurs at any time prior to the Stated Maturity at 100% of the Principal Amount plus accrued and unpaid Liquidated

Damages, if any, to, but excluding, the Fundamental Change Repurchase Date (the "FUNDAMENTAL CHANGE REPURCHASE PRICE"), which Fundamental Change Repurchase Price will be paid in cash; provided that if a Fundamental Change results from a Change of Control Event, the Company may elect, subject to the satisfaction of certain conditions described in the Indenture, to pay all or a portion of the Fundamental Change Repurchase Price in Common Stock or a combination of cash and Common Stock. The number of shares of Common Stock a Holder will receive will equal the quotient obtained by dividing (i) the portion of the Fundamental Change Repurchase Price to be paid in shares of Common Stock by (ii) 95% of the average Closing Price of the shares of Common Stock for the five Trading Day period immediately preceding but ending on the second Business Day immediately preceding the Fundamental Change Repurchase Date, subject to adjusted as described in the Indenture. Notwithstanding the foregoing, a Holder will not have the right to require the Company to repurchase the Securities upon a Change of Control Event constituting a Fundamental Change if the Closing Price per share of the Company's Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the Change of Control Event and the public announcement of the Change of Control Event exceeds 105% of the Conversion Price of the Securities in effect on each of those five Trading Days.

         Withdrawal of Repurchase Notice and Fundamental Change Repurchase Notice. Holders have the right to withdraw, in whole or in part, any Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

         Payment of Redemption Price, Repurchase Price and Fundamental Change Repurchase Price. If cash and/or Common Stock, if permitted under the Indenture, sufficient to pay the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price, as the case may be, of all Securities or portions thereof to be redeemed or repurchased on a Redemption Date, Repurchase Date or on a Fundamental Change Repurchase Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Redemption Date, Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, such Securities will cease to be outstanding and Liquidated Damages, if any, will cease to accrue on such Securities (or portions thereof) immediately after such Redemption Date, Repurchase Date or Fundamental Change Repurchase Date, as the case may be, and the Holder thereof shall have no other rights as such (other than the right to receive the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price, as the case may be, upon surrender of such Security).

         Conversion. Subject to the terms and conditions of the Indenture, a Holder may convert each of its Securities into shares of the Company's common stock at an initial conversion rate of $63.8790 shares per $1,000 Principal Amount of Securities (the "CONVERSION RATE"), at any time prior to the close of business on August 15, 2023. The Conversion Rate in effect at any given time is subject to adjustment. A Holder may convert fewer than all of such Holder's Securities so long as the Securities converted are an integral multiple of $1,000 principal amount. Holders will not receive any cash payment representing accrued and unpaid Liquidated Damages, if any, upon conversion of a Security. Accrued and unpaid Liquidated Damages, if any, will be deemed paid in full rather than canceled, extinguished or forfeited.

         Holders may surrender their Securities for conversion, in whole or in part, into shares of the Company's Common Stock upon the occurrence of the following circumstances (in each case, as more fully described in the Indenture): (A) if (i) during any Conversion Period prior to August 15, 2018 the Closing Price of the Company's Common Stock for at least 20 Trading Days in the 30 Trading Day period ending on the first day of such Conversion Period exceeds 145% of the Conversion Price of the Securities on the first day of such Conversion Period or (ii) during anytime on or after August 15, 2018 through the close of business on the Business Day prior to the Stated Maturity, the Closing Price of the Company's Common Stock is more than 145% of the Conversion Price of the Company's Common Stock; (B) if during the five consecutive Business Day period following any five consecutive Trading Day period in which the average Trading Price for the Securities was less than 98% of the product of the average Closing Price of the Company's Common Stock during such five Trading Day period and the Conversion Rate; provided that if on the date of any conversion pursuant to a Trading Price Condition that is on or after August 15, 2018, the Closing Price of the Company's Common Stock on the Trading Day prior to the Conversion Date is greater than 100% of the Conversion Price, Holders surrendering Securities for conversion will receive, in lieu of shares of Common Stock based on the Conversion Rate, shares of Common Stock with a value equal to the Principal Value Conversion; (C) if a Security is called for redemption, at any time prior to the close of business on the Business Day prior to the Redemption Date, even if the Securities are not otherwise convertible at such time; or (D) if the Company elects to (i) distribute to all or substantially all holders of the Company's Common Stock certain rights entitling them to purchase shares of the Company's Common Stock at less than the Closing Price of a share of the Company's Common Stock on the trading day preceding the declaration date for such distribution or (ii) distribute to all or substantially all holders of the Company's common stock its assets, debt securities or certain rights to purchase its securities, which distribution has a per share value as determined by the Company's Board of Directors exceeding 5% of the Closing Price of the Company's Common Stock on the Trading Day preceding the declaration date for such distribution.

         [INCLUDE IF SECURITY IS A GLOBAL SECURITY -- In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, repurchase or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.]

         [INCLUDE IF SECURITY IS A RESTRICTED SECURITY -- Subject to certain limitations in the Indenture, at any time when the Company is not subject to
Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, upon the request of a Holder of a Restricted Security, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder of Restricted Securities, or to a prospective purchaser of any such security designated by any such Holder, to the extent required to permit compliance by any such Holder with Rule 144A under the Securities Act of 1933, as amended (the "SECURITIES ACT"). "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).]

         If an Event of Default shall occur and be continuing, the Principal Amount plus Liquidated Damages, if any, through such date on all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate Principal Amount of the Outstanding Securities. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate Principal Amount of the Outstanding Securities, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of any provision of or applicable to this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the

Holders of not less than 25% in aggregate Principal Amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity satisfactory to it, the Trustee shall not have received from the Holders of a majority in Principal Amount of Outstanding Securities a direction inconsistent with such request, and the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of said principal hereof on or after the respective due dates expressed herein or for the enforcement of any conversion right.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Principal Amount, Repurchase Price or Fundamental Change Repurchase Price of, and Liquidated Damages, if any, on, this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate Principal Amount, will be issued to the designated transferee or transferees.

         The Securities are issuable only in registered form in denominations of $1,000 and any integral multiple of $1,000 above that amount, as provided in the Indenture and subject to certain limitations therein set forth. Securities are exchangeable for a like aggregate Principal Amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ASSIGNMENT FORM

         If you want to assign this Security, fill in the form below and have your signature guaranteed:

         I or we assign and transfer this Security to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

(Print or type name, address and zip code and social security or tax ID number of assignee)

         and irrevocably appoint _____________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

         Date: _________________            Signed:________________

         (Sign exactly as your name appears on the other side of this Security)

         Signature Guarantee:___________________________________________________

Note: Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

         In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act, as amended (the "SECURITIES ACT"), covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the second anniversary of the Issue Date set forth on the face of this Security, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Security is being transferred:

                                   [Check One]

                  (1)      [ ]        to the Company or a subsidiary thereof; or

                  (2)      [ ]        to a "Qualified Institutional Buyer"
                                      pursuant to and in compliance with Rule
                                      144A under the Securities Act; or

                  (3)      [ ]        pursuant to the exemption from
                                      registration provided by Rule 144 under
                                      the Securities Act.

Unless one of the above boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided that if box (3) is checked, the Company may require, prior to registering any such transfer of the Securities, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

         If none of the foregoing boxes is checked, the Trustee or Security Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.09 of the Indenture shall have been satisfied.

         Date:___________________     Signed:___________________________________

                                             (Sign exactly as your name appears
                                             on the other side of this Security)

         Signature Guarantee:___________________________________________________

Note: Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

         The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "QUALIFIED INSTITUTIONAL BUYER" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

         Date:_________________________         Signed:________________________

         NOTICE: To be executed by an executive officer.

                               CONVERSION NOTICE

         If you want to convert this Security into Common Stock of the Company, check the box: ?

         To convert only part of this Security, state the Principal Amount to be converted (which must be $1,000 or an integral multiple of $1,000):

         $_______________________________

         If you want the stock certificate made out in another person's name, fill in the form below:

________________________________________________________________________________
             (Insert other person's social security or tax ID no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
           (Print or type other person's name, address and zip code)

         Date: __________________           Signed: ____________________

         (Sign exactly as your name appears on the other side of this Security)

         Signature Guarantee:___________________________________________________

Note: Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

         Section 2.04. Form of Trustee's Certificate of Authentication. This is one of the Securities referred to in the within-mentioned Indenture.

Dated:  __________                          J.P. MORGAN TRUST COMPANY,
                                            NATIONAL ASSOCIATION, as Trustee

                                            By__________________________________
                                              Authorized Signatory

         Section 2.05. Legend on Restricted Securities. During the period beginning on the Issue Date and ending on the date two years from such date, any Security, including any Security issued in exchange therefor or in lieu thereof, shall be deemed a "RESTRICTED SECURITY" and shall be subject to the restrictions on transfer provided in the legends set forth on the face of the form of Security in Section 2.02; provided, however, that the term "RESTRICTED SECURITY" shall not include any Securities as to which restrictions have been terminated in accordance with Section 3.05. All Securities shall bear the applicable legends set forth on the face of the form of Security in Section 2.02. Except as provided in Section 3.05 and Section 3.09, the Trustee shall not issue any unlegended Security until it has received an Officers' Certificate from the Company directing it to do so.

                                   ARTICLE 3
                                 THE SECURITIES

         Section 3.01. Title and Terms. The aggregate Principal Amount of Securities that may be authenticated and delivered under this Indenture is initially limited to $350,000,000 (subject to increase by up to $70,000,000 in the event the Initial Purchasers exercise the option granted to them in the Purchase Agreement), except for Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 3.04, 3.05, 3.06, 9.06, 11.06 or 11.12.

         The Securities shall be known and designated as the "Zero Coupon Zero Yield Senior Convertible Notes Due 2023" of the Company. The Principal Amount shall be payable at the Stated Maturity.

         The Principal Amount and accrued Liquidated Damages, if any, on the Securities shall be payable at the office or agency of the Company in The City of New York maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payments may be made by wire transfer or by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         The Securities shall not have the benefit of a sinking fund.

         The Securities shall not be superior in right of payment to, and shall rank pari passu with, all other unsecured and unsubordinated indebtedness of the Company.

         Section 3.02. Denominations. The Securities shall be issuable only in registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000 above that amount.

         Section 3.03. Execution, Authentication, Delivery and Dating. The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents.

         Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities. The Company Order shall specify the amount of Securities to be authenticated, and shall further specify the amount of such Securities to be issued as a Global Security or as Physical Securities. The Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

         Each Security shall be dated the date of its authentication.

         No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

         Section 3.04. Temporary Securities. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

         If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

         Section 3.05. Registration; Registration of Transfer and Exchange; Restrictions on Transfer. (a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section
10.02 being herein sometimes collectively referred to as the "SECURITY REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" (the "SECURITY REGISTRAR") for the purpose of registering Securities and transfers of Securities as herein provided.

         Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 10.02 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate Principal Amount and tenor, each such Security bearing such restrictive legends as may be required by this Indenture (including Sections 2.02, 2.05 and 3.09).

         At the option of the Holder and subject to the other provisions of this
Section 3.05 and to Section 3.09, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate Principal Amount and tenor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

         All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

         Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing. As a condition to the registration of transfer of any Restricted Securities, the Company or the Trustee may require evidence satisfactory to them as to the compliance with the restrictions set forth in the legend on such securities.

         Except as provided in the following sentence and in Section 3.09, all Securities originally issued hereunder and all Securities issued upon registration of transfer or exchange or replacement thereof shall be Restricted Securities and shall bear the legend required by Sections 2.02 and 2.05, unless the Company shall have delivered to the Trustee (and the Security Registrar, if other than the Trustee) a Company Order stating that the Security is not a Restricted Security and may be issued without such legend thereon. Securities which are issued upon registration of transfer of, or in exchange for, Securities which are not Restricted Securities shall not be Restricted Securities and shall not bear such legend.

         No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04 not involving any transfer.

         The Company shall not be required to exchange or register a transfer of any Security (i) during the 15-day period immediately preceding the mailing of any notice of redemption of any Security, (ii) after any notice of redemption has been given to Holders, except, where such notice provides that such Security is to be redeemed only in part, the Company shall be required to exchange or register a transfer of the portion thereof not to be redeemed, (iii) that has been surrendered for conversion or (iv) as to which a Repurchase Notice or Fundamental Change Repurchase Notice has been delivered and not withdrawn, except, where such Repurchase Notice or Fundamental Change Repurchase Notice provides that such Security is to be purchased only in part, the Company shall be required to exchange or register a transfer of the portion thereof not to be purchased.

         (b) Beneficial ownership of every Restricted Security shall be subject to the restrictions on transfer provided in the legends required to be set forth on the face of each Restricted Security pursuant to Sections 2.02 and 2.05, unless such restrictions on transfer shall be terminated in accordance with this Section 3.05(b) or Section 3.09. The Holder of each Restricted Security, by such Holder's acceptance thereof, agrees to be bound by such restrictions on transfer.

         The restrictions imposed by this Section 3.05 and by Sections 2.02,
2.05 and 3.09 upon the transferability of any particular Restricted Security shall cease and terminate upon delivery by the Company to the Trustee of an Officers' Certificate stating that such Restricted Security has been sold pursuant to an effective Resale Registration Statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto). Any Restricted Security as to which the Company has delivered to the Trustee an Officers' Certificate that such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Restricted Security for exchange to the Security Registrar in accordance with the provisions of this Section 3.05, be exchanged for a new Security, of like tenor and aggregate Principal Amount, which shall not bear the restrictive legends required by Sections 2.02 and 2.05. The Company shall inform the Trustee in writing of the effective date of any Resale Registration Statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Resale Registration Statement.

         As used in the preceding two paragraphs of this Section 3.05, the term "TRANSFER" encompasses any sale, pledge, transfer or other disposition of any Restricted Security.

         (c) Neither the Trustee nor any of its agents shall (i) have any duty to monitor compliance with or with respect to any federal or state or other securities or tax laws or (ii) have any duty to obtain documentation relating to any transfers or exchanges other than as specifically required hereunder.

         Section 3.06. Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and Principal Amount and bearing a number not contemporaneously outstanding.

         If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount and bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable or has been called for redemption in full, the Company in its discretion may, instead of issuing a new Security, pay such Security.

         Upon the issuance of any new Security under this Section 3.06, the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Security issued pursuant to this Section 3.06 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

         Section 3.07. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of the principal of such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

         Section 3.08. Book-Entry Provisions for Global Securities. (a) The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for the Depositary and (iii) bear legends as set forth on the face of the form of Security in Section 2.02.

         Members of, or participants in, the Depositary ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent

Members, the operation of customary practices governing the exercise of the rights of any Holder.

         (b) Transfers of the Global Securities shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred or exchanged, in whole or in part, for Physical Securities in accordance with the rules and procedures of the Depositary and the provisions of
Section 3.09. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Securities if (A) such Depositary has notified the Company (or the Company becomes aware) that the Depositary (i) is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act when the Depositary is required to be so registered to act as such Depositary and, in either such case, no successor Depositary shall have been appointed within 90 days of such notification or of the Company becoming aware of such event; or (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security and the Outstanding Securities shall have become due and payable pursuant to Section
5.02 and the Trustee requests that Physical Securities be issued; provided that Holders of Physical Securities offered and sold in reliance on Rule 144A shall have the right, subject to applicable law, to request that such Securities be exchanged for interests in the applicable Global Security.

         (c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Security to beneficial owners pursuant to paragraph (b) above, the Security Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the Principal Amount of the Global Security in an amount equal to the Principal Amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

         (d) In connection with the transfer of the entire Global Security to beneficial owners pursuant to paragraph (b) above, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Security, an equal aggregate Principal Amount of Physical Securities of authorized denominations and the same tenor.

         (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in the Global Security pursuant to paragraph (c) or (d) above shall, except as otherwise provided by paragraph (c) of Section 3.09, bear the legend regarding transfer restrictions applicable to the Physical Securities set forth on the face of the form of Security in Section 2.02.

         (f) The Holder of the Global Securities may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

         Section 3.09. Cancellation and Transfer Provisions. The Company at any time may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold. The Trustee shall cancel and dispose of all Securities surrendered for registration of transfer, exchange, payment, purchase, repurchase, redemption, conversion (pursuant to Article 13 hereof) or cancellation in accordance with its customary practices. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation. The Company may not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation.

         (a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB:

                  (i) the Security Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Security Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Security Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

                  (ii) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Security Registrar of instructions given in accordance with the Depositary's and the Security Registrar's procedures, the Security Registrar shall reflect on its books and records the date and an increase in the Principal Amount of the Global Security in an amount equal to the Principal Amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

         (b) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Securities not bearing the legends required by Sections 2.02 and 2.05, the Security Registrar shall deliver Securities that do not bear such legends. Upon the registration of transfer, exchange or replacement of Securities bearing the legends required by Sections 2.02 and 2.05, the Security Registrar shall deliver only Securities that bear such legends unless there is delivered to the Security Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

         (c) General. By its acceptance of any Security bearing the legends required by Sections 2.02 and 2.05, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in such legends and agrees that it will transfer such Security only as provided in this Indenture.

         The Security Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to this Section 3.09. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

         Section 3.10. CUSIP Numbers. In issuing the Securities, the Company may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                   ARTICLE 4
                           SATISFACTION AND DISCHARGE

         Section 4.01. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

         (a)      either

                  (i) all Securities theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (B) Securities for whose payment money has theretofore been deposited with the Trustee in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

                  (ii) all such Securities not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness evidenced by such Securities not theretofore delivered to the Trustee for cancellation;

         (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

         (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07 and, if money shall have been deposited with the Trustee pursuant to Section 4.01(a)(ii), the obligations of the Trustee under Section 4.02 and the last paragraph of Section
10.03 shall survive.

         Section 4.02. Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying

Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and Liquidated Damages, if any, for whose payment such money has been deposited with the Trustee.

                                   ARTICLE 5
                                    REMEDIES

         Section 5.01. Events of Default. "EVENT OF DEFAULT", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) default in the payment of Liquidated Damages, if any, on any Securities when due and payable and such default continues for a period of 30 days; or

         (b) default in the payment of the Principal Amount, Redemption Price, Repurchase Price or Fundamental Change Repurchase Price on any Security when it becomes due and payable; or

         (c) default in the performance of any covenant, agreement or condition of the Company in this Indenture or the Securities (other than a default specified in paragraph (a) or (b) above), and such default continues for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate Principal Amount of the Outstanding Securities a written notice specifying such default and requiring it to be remedied and stating that such notice is a "NOTICE OF DEFAULT" hereunder; or

         (d) default in the Company's obligation to convert the Securities into shares of its Common Stock upon exercise of a Holder's conversion rights in accordance with Article 13 hereof and such default continues for a period of 10 days; or

         (e) default by the Company or any Significant Subsidiary in the payment of the principal or interest on any loan agreement or other loan instrument under which there may be outstanding, or by which there may be evidenced, any debt for money borrowed in excess of $25.0 million in the aggregate of the Company and/or any Significant Subsidiary (other than indebtedness for borrowed money secured only by the real property to which the indebtedness relates and which is non-recourse to the Company or to such Significant Subsidiary), whether such debt now exists or shall hereafter be created, resulting in such debt becoming or being declared due and payable prior to its stated maturity, and such acceleration shall not have been rescinded or annulled within 30 days after written notice has been received by the Company or such Significant Subsidiary from the Trustee; provided that if any time before a judgment or decree has been obtained by the Trustee as hereinafter provided, such default is remedied or cured by the Company within the applicable cure period, or is waived by the holders of such indebtedness, default under this paragraph (e) shall be deemed to have been remedied, cured or waived, as the case may be; or

         (f) failure by the Company to give the Fundamental Change Company Notice; or

         (g)      the entry by a court having jurisdiction in the premises of
(i) a decree or order for relief in respect of the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law or (iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

         (h) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

         Section 5.02. Acceleration of Maturity; Rescission and Annulment. (a) If an Event of Default (other than those specified in 5.01(g) and 5.01(h)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate Principal Amount of the Outstanding Securities may declare the Principal Amount plus accrued and unpaid Liquidated Damages, if any, on all the Outstanding Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such Principal Amount plus accrued and unpaid Liquidated Damages, if any, shall become immediately due and payable.

         Notwithstanding the foregoing, in the case of an Event of Default specified in Section 5.01(g) or 5.01(h), the Principal Amount plus accrued and unpaid Liquidated Damages, if any, on all Outstanding Securities will ipso facto become due and payable without any declaration or other Act on the part of the Trustee or any Holder.

         (a) At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article 5 provided, the Holders of a majority in aggregate Principal Amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

                  (i) such rescission and annulment will not conflict with any judgment or decree of a court of competent jurisdiction; and

                  (ii) all Events of Default, other than the non-payment of the Principal Amount plus accrued and unpaid Liquidated Damages, if any, on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.12.

         No such rescission shall affect any subsequent default or impair any right consequent thereon.

         Section 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if a default is made in the payment of the Principal Amount plus accrued and unpaid Liquidated Damages, if any, at the Maturity thereof or in the payment of the Redemption Price, the Repurchase Price or the Fundamental Change Repurchase Price in respect of any Security, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy to collect the payment of the principal amount plus accrued but unpaid Liquidated Damages, if any, on the Securities or to enforce the performance of any provision of the Securities or this

Indenture. The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         Section 5.04. Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 6.07.

         No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         Section 5.05. Application of Money Collected. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money to Holders, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST: To the payment of all amounts due the Trustee under
         Section 6.07; and

                  SECOND: To the payment of the amounts then due and unpaid on the Securities for the Principal Amount, Redemption Price, Repurchase Price, Fundamental Change Repurchase Price or Liquidated Damages, if any, as the case may be, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities.

         Section 5.06. Limitation on Suits. No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder (other than in the case of an Event of Default specified in Section 5.01(a) or 5.01(b)), unless:

                  (i) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                  (ii) the Holders of not less than 25% in aggregate Principal Amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (iii) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (iv) the Trustee for 60 days after its receipt of such notice, request and offer of security or indemnity has failed to institute any such proceeding; and

                  (v) no direction, in the opinion of the Trustee, inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate Principal Amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

         Section 5.07. Unconditional Right of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the Principal Amount, Redemption Price, Repurchase Price, Fundamental Change Repurchase Price or Liquidated Damages, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, Repurchase Date or Fundamental Change Purchase Date, as applicable, and to convert the Securities in accordance with Article 13, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

         Section 5.08. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

         Section 5.09. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         Section 5.10. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

         Section 5.11. Control by Holders. The Holders of a majority in Principal Amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that:

                  (i) such direction shall not be in conflict with any rule of law or with this Indenture; and

                  (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

         Section 5.12. Waiver of Past Defaults. The Holders of not less than a majority in Principal Amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past Default hereunder and its consequences, except a Default:

                  (i)      Described in Section 5.01(a) or (b); or

                  (ii) in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

         Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

         Section 5.13. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect of the Securities, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorney's fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant; but the provisions of this Section 5.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in Principal Amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the Principal Amount on any Security on or after Maturity of such Security, the Redemption Price, the Repurchase Price or the Fundamental Change Repurchase Price.

         Section 5.14. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 6
                                  THE TRUSTEE

         Section 6.01. Certain Duties and Responsibilities. The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Except during the continuance of an Event of Default, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this

Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee. In case an Event of Default with respect to the Securities has occurred (which has not been cured or waived), the Trustee shall exercise the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

         Section 6.02. Notice of Defaults. The Trustee shall give the Holders notice of any Default hereunder within 60 days after the occurrence thereof; provided, that (except in the case of any Default in the payment of Principal Amount or Liquidated Damages, if any, on any of the Securities, Redemption Price, Repurchase Price or Fundamental Change Repurchase Price), the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors or trustees and/or a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the interest of the holders of Securities.

         Section 6.03. Certain Rights Of Trustee. Subject to the provisions of
Section 6.01:

         (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

         (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate;

         (d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

         (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

         (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit; and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

         (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

         (h) the Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Securities unless either (i) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (ii) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or any other obligor on such Securities or by any Holder of such Securities;

         (i) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

         (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian, director, officer, employee and other Person employed to act hereunder; and

         (k) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

         (l) The permissive rights of the Trustee to take certain actions under this Indenture shall not be construed as a duty unless so specified herein.

         Section 6.04. Not Responsible for Recitals. The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity, sufficiency or priority of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

         Section 6.05. May Hold Securities. The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to
Section 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

         Section 6.06. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

         Section 6.07. Compensation and Reimbursement. The Company agrees:

                  (i) to pay to the Trustee from time to time such compensation for all services rendered by it hereunder as the Company and the Trustee shall from time to time agree in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (ii) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and

                  (iii) to indemnify the Trustee and any predecessor Trustee for, and to hold it harmless against, any loss, liability or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim (whether assessed by the Company, by any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         The obligations of the Company under this Section 6.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture. To secure the Company's payment obligations in this Section 6.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal on the Securities. Such lien shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture. When the Trustee incurs expenses or renders services after a Default or an Event of Default specified in Sections 5.01(g) or 5.01(h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under U.S. Code, Title 11 or any other similar foreign, federal or state law for the relief of debtors.

         Section 6.08. Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

         Section 6.09. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has, or whose parent banking company has, a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 6.09, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         Section 6.10. Resignation and Removal; Appointment of Successor. (a)No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article 6 shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

         (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction at the expense of the Trustee for the appointment of a successor Trustee.

         (c) The Trustee may be removed at any time by Act of the Holders of majority in Principal Amount of the Outstanding Securities, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities.

         (d)      If at any time:

                  (i) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                  (ii)     the Trustee shall cease to be eligible under Section
         6.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                  (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or

                  (iv) a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Company Order may remove the Trustee, or (B) subject to Section 5.13, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Company Order, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in Principal Amount of the Outstanding Securities delivered to the

Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

         Section 6.11. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 6.

         Section 6.12. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee by sale or otherwise, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article 6, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

         Section 6.13. Preferential Collection of Claims Against. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

                                   ARTICLE 7
                     HOLDERS' LISTS AND REPORTS BY TRUSTEE

         Section 7.01. Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:

                  (i) semi-annually, not more than 15 days after each Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Record Date; and

                  (ii) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar; provided, however, that no such list need be furnished so long as the Trustee is acting as Security Registrar.

         Section 7.02. Preservation of Information; Communications to Holders.
(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 7.01 upon receipt of a new list so furnished.

         (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

         (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

         Section 7.03. Reports By Trustee. (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than July 15 in each calendar year, commencing in July 15, 2004. Each such report shall be dated as of a date not more than 60 days prior to the date of transmission.

         (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange or of any delisting thereof.

         Section 7.04. Reports by Company. The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission. In the event the Company is not subject to Section 13 or 15(d) of the Exchange Act, it shall file with the Trustee upon request the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates). It is expressly understood that materials transmitted electronically by the Company to the Trustee shall be deemed filed with the Trustee for purposes of this Section 7.04.

                                   ARTICLE 8
              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

         Section 8.01. Company May Consolidate, etc., Only on Certain Terms. The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

         (a) either (i) the Company shall be the continuing Person or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety (the "SURVIVING ENTITY"), (1) shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and (2) the Surviving Entity shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

         (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

         (c) the Company or the Surviving Entity has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article 8 and Article 9, respectively.

         Section 8.02. Successor Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                   ARTICLE 9
                            SUPPLEMENTAL INDENTURES

         Section 9.01. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                  (i) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

                  (ii) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

                  (iii) to provide for a successor Trustee with respect to the Securities; or

                  (iv) to cure any ambiguity or defect, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided that such action pursuant to this clause (iv) shall not adversely affect the interests of the Holders in any material respect; or

                  (v) to add any additional Events of Default for the benefit of the Holders; or

                  (vi) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities any property or assets; or

                  (vii) to increase the Conversion Rate of the Securities; provided, however, that such increase shall be in accordance with the terms of this Indenture or shall not adversely affect the interests of the Holders of the Securities; or

                  (viii) to supplement any provision of this Indenture to such extent as shall be necessary to permit or facilitate the discharge of the Securities; provided that such change or modification does not adversely affect the interests of the Holders of the Securities; or

                  (ix) to make any change or modification necessary in connection with the registration of the Securities under the Securities Act as contemplated in the Registration Rights Agreement; provided that such change or modification does not adversely affect the interests of the Holders of Securities; or

                  (x) to add or modify any other provision herein with respect to matters or questions arising hereunder which the Company and the Trustee may deem necessary or desirable and which would not reasonably be expected to adversely affect the interests of the Holders of Securities in any material respect.

         Section 9.02. Supplemental Indentures With Consent of Holders. With the consent of the Holders of not less than a majority in Principal Amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

                  (i) reduce the Principal Amount of, or extend the Stated Maturity of, any Security; or

                  (ii) make any change that impairs or adversely affects the conversion rights of any Securities; or

                  (iii) reduce the Redemption Price, the Repurchase Price or Fundamental Change Repurchase Price of any Security or amend or modify in any manner adverse to the Holders of Securities the Company's obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise; or

                  (iv) modify the provisions with respect to the right of Holders to cause the Company to repurchase Securities upon a Fundamental Change in a manner adverse to Holders of Securities; or

                  (v) make any Security payable in money other than that stated in the Security or other than in accordance with the provisions of this Indenture; or

                  (vi) impair the right of any Holder to receive payment of the Principal Amount of, or premium or Liquidated Damages, if any, on a Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities; or

                  (vii) reduce the quorum or voting requirements under this Indenture; or

                  (viii) change the ranking of the Securities in a manner adverse to the Holders of the Securities; or

                  (ix) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions; or

                  (x) reduce the percentage in Principal Amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

                  (xi)     modify any of the provisions of this Section 9.02 or
         Section 5.12, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

         It shall not be necessary for any Act of Holders under this Section
9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         Section 9.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 9 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, in addition to the documents required by Section 1.02, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. Subject to the preceding sentence, the Trustee shall sign such supplemental indenture if the same does not adversely affect the Trustee's own rights, duties or immunities under this Indenture or otherwise. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         Section 9.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         Section 9.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

         Section 9.06. Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 shall bear a notation in form approved by the

Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

                                   ARTICLE 10
                                   COVENANTS

         Section 10.01. Payments. The Company shall duly and punctually make all payments in respect of the Securities in accordance with the terms of the Securities and this Indenture.

         Any payments made or due pursuant to this Indenture shall be considered paid on the applicable date due if by 10:00 a.m., New York City time, on such date the Paying Agent holds, in accordance with this Indenture, cash sufficient to pay all such amounts then due. Payment of the principal and Liquidated Damages, if any, on the Securities shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         Section 10.02. Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served, which shall initially be the Corporate Trust Office of the Trustee. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New
York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         Section 10.03. Money for Security Payments to be Held in Trust. If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of any payment in respect of any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to make the payment so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of any payment in respect of any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

         The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.03, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the making of payments in respect of any Security and remaining unclaimed for two years after such payment has become due shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York or San Francisco, California, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Company. In the absence of a written request from the Company to return funds remaining unclaimed for two years after such payment has become due to the Company, the Trustee shall from time to time deliver all unclaimed payments to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee. Any such unclaimed funds held by the Trustee pursuant to this Section 10.03 shall be held uninvested and without any liability for interest.

         Section 10.04. Statement by Officers as to Default. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate, stating whether or not to the knowledge of the signers thereof the Company is in Default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in Default, specifying all such Defaults and the nature and status thereof of which they may have knowledge.

         The Company shall deliver to the Trustee, as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default and the action which the Company is taking or proposes to take with respect thereto.

         Section 10.05. Existence. Subject to Article 8, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

         Section 10.06. Reports and Delivery of Certain Information. Whether or not required by the rules and regulations of the Commission, so long as any Securities are outstanding, the Company shall promptly furnish to the Trustee
(i) all quarterly and annual financial information that is substantially equivalent to that which would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and
(ii) all reports
that are substantially equivalent to that which would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports; provided that in each case the delivery of materials to the Trustee by electronic means shall be deemed to be "furnished" to the Trustee for purposes of this Section 10.06. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates). In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to investors who request it in writing. So long as any of the Securities remain Outstanding, the Company shall make available to any prospective purchaser of Securities or beneficial owner of Securities in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until the earlier of (a) such time as the Holders thereof have disposed of such Securities pursuant to an effective Resale Registration Statement or Rule 144 under the Securities Act and (b) the date that is two years from the Issue Date.

         Section 10.07. Resale of Certain Securities. During the period beginning on the Issue Date and ending on the date that is two years from the Issue Date, the Company shall not, and shall not permit any of its "AFFILIATES" (as defined under Rule 144 under the Securities Act or any successor provision thereto) to, resell any Securities which constitute "RESTRICTED SECURITIES" under Rule 144 that have been reacquired by any of them. The Trustee shall have no responsibility in respect of the Company's performance of its agreement in the preceding sentence.

         Section 10.08. Book-Entry System. If the Securities cease to trade in the Depositary's book-entry settlement system, the Company covenants and agrees that it shall use reasonable efforts to make such other book entry arrangements that it determines are reasonable for the Securities.

         Section 10.09. Liquidated Damages Under the Registration Rights Agreement. If at any time Liquidated Damages become payable by the Company pursuant to the Registration Rights Agreement, the Company shall promptly deliver to the Trustee a certificate to that effect and stating (i) the amount of such Liquidated Damages that are payable and (ii) the date on which such Liquidated Damages are payable pursuant to the terms of the Registration Rights Agreement. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Liquidated Damages are payable. If the Company has paid Liquidated Damages directly to the Persons entitled to such Liquidated Damages, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

         Section 10.10. Information for IRS Filings. The Company shall provide to the Trustee on a timely basis such information as the Trustee requires to enable the Trustee to prepare and file any form required to be submitted by the Company with the Internal Revenue Service and the Holders of the Securities.

         Section 10.11. Calculation Of Original Issue Discount. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

                                   ARTICLE 11
                           REDEMPTION AND REPURCHASES

         Section 11.01. Right to Redeem; Notices to Trustee. Prior to August 15, 2008, the Securities are not redeemable. At any time commencing on August 15, 2008, the Securities are redeemable as a whole, or from time to time in part, at the option of the Company at the Redemption Price equal to 100% expressed as a percentage of the Principal Amount of Securities to be redeemed, together with accrued and unpaid Liquidated Damages, if any, to, but excluding, the Redemption Date.

         The Company shall give the notice to the Trustee provided for in this
Section 11.01 by a Company Order, at least 45 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

         Section 11.02. Selection of Securities to be Redeemed. If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). The Trustee shall make the selection within 7 days from its receipt of the notice from the Company delivered pursuant to the second paragraph of Section 11.01 from Outstanding Securities not previously called for redemption.

         Securities and portions of them the Trustee selects shall be in Principal Amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption in whole also apply to Securities called for redemption in part. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

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         If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

         Section 11.03. Notice of Redemption. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

         The notice shall identify the Securities to be redeemed and shall state:

                  (i)      the Redemption Date;

                  (ii)     the Redemption Price;

                  (iii)    the Conversion Price;

                  (iv) the name and address of the Paying Agent and Conversion Agent;

                  (v) that Securities called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the Redemption Date;

                  (vi) that Holders who want to convert Securities must satisfy the requirements set forth therein and in this Indenture;

                  (vii) that Securities called for redemption must be surrendered to the Paying Agent for cancellation to collect the Redemption Price;

                  (viii) if fewer than all the outstanding Securities are to be redeemed, the certificate number (if such Securities are held other than in global form) and Principal Amounts of the particular Securities to be redeemed;

                  (ix) that, unless the Company defaults in making payment of such Redemption Price, Liquidated Damages, if any, will cease to accrue on and after the Redemption Date; and

                  (x)      the CUSIP number of the Securities.

         At the Company's written request delivered at least 30 days prior to the date such notice is to be given (unless a shorter time period shall be acceptable to

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

the Trustee), the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

         Section 11.04. Effect of Notice of Redemption. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice.

         Section 11.05. Deposit of Redemption Price. Prior to 10:00 a.m. (New York City time) on a Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article 13. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

         Section 11.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in principal amount to the unredeemed portion of the Security surrendered. The Company shall not be required to (i) issue, register the transfer of, or exchange any Securities during a period of 15 days before the Redemption Date or (ii) register the transfer of, or exchange any, Securities so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

         Section 11.07. Conversion Arrangement on Call for Redemption. In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Trustee in trust for the Securityholders, on or prior to 10:00 a.m. New York City time on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for the redemption of such Securities, is not less than the Redemption Price of such Securities. Notwithstanding anything to the contrary contained in this Article 11, the obligation of the Company to pay the Redemption Price of such Securities shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the

Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 13) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Business Day prior to the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Securities. Without the Trustee's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture, except in the case of the Trustee's negligence or willful misconduct.

         Section 11.08. Repurchase of Securities at Option of the Holder.

         (a) General. Securities shall be repurchased by the Company pursuant to the terms thereof on August 15, 2008, August 15, 2013 and August 15, 2018 (each, a "REPURCHASE DATE"), at the applicable Repurchase Price, at the option of the Holder thereof, in accordance with the following procedures.

         (b) Company Notice. The Company shall deliver a notice (the "COMPANY NOTICE") to Holders (and to beneficial owners as required by applicable law) not less than 30 days prior to such Repurchase Date (the "COMPANY NOTICE DATE"). The Company Notice shall include a form of Repurchase Notice to be completed by a Securityholder and shall state:

                  (i) the Repurchase Price and the Conversion Price applicable on the Company Notice Date;

                  (ii) the name and address of the Paying Agent and the Conversion Agent;

                  (iii) that Securities as to which a Repurchase Notice has been given by the Holder may be converted pursuant to Article 13 only if the applicable Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

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

                  (iv) that Securities must be surrendered to the Paying Agent for cancellation to collect payment;

                  (v) that the Repurchase Price for any security as to which a Repurchase Notice has been given and not withdrawn will be paid promptly following the later of the Repurchase Date and the time of surrender of such Security as described in clause (iv) above;

                  (vi) the procedures the Holder must follow to exercise rights under this Section 11.08 and a brief description of those rights;

                  (vii)    the conversion rights of the Securities;

                  (viii)   the procedures for withdrawing a Repurchase Notice;

                  (ix) that, unless the Company defaults in making payment of the Repurchase Price, Liquidated Damages, if any, on Securities covered by the Repurchase Notice, will cease to accrue on and after the Repurchase Date; and

                  (x)      the CUSIP number of the Securities.

         At least three Business Days before the Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying whether the Company desires the Trustee to give the Company Notice. At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided that in all cases the text of such Company Notice shall be prepared by the Company. On or before the Company Notice Date, the Company shall publish a notice containing substantially the same information that is required in the Company Notice in a newspaper published in the English language, customarily published each Business Day and of general circulation in The City of New York, or publish such information on the Company's website or through such other public medium as the Company may use at such time.

         (c)      Repurchase Notice. Holders must deliver to the Paying Agent:

                  (1) a written notice of repurchase (a "REPURCHASE NOTICE"), substantially in the form of Exhibit A hereto, at any time from the opening of business on the date that is 30 days prior to a Repurchase Date until the close of business on the Business Day prior to such Repurchase Date stating:

                           (A) the certificate number (if such Security is held other than in global form) of the Security which the Holder will deliver to be repurchased;

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

                           (B) the portion of the Principal Amount of the Security which the Holder will deliver to be repurchased, which portion must be in a Principal Amount of $1,000 or integral multiples thereof; and

                           (C) that such Security shall be repurchased as of the Repurchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture; and

                  (2) the Security (if such Security is held in other than global form) to the Paying Agent for cancellation prior to, on or after the Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Repurchase Price therefor; provided that such Repurchase Price shall be so paid pursuant to this Section 11.08 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

         The Company shall purchase from the Holder thereof, pursuant to this
Section 11.08, a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000 if so requested by the Holder. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

         Any repurchase by the Company contemplated pursuant to the provisions of this Section 11.08 shall be consummated by the delivery to the Paying Agent of the consideration to be received by the Holder promptly following the later of the Repurchase Date and the time of delivery of the Security.

         Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 11.08(a) shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the Business Day prior to the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 11.10.

         The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

         (d) Payment of Repurchase Price. The Securities to be repurchased pursuant to Section 11.08(a) shall be paid for in cash.

         (e) Procedures Upon Repurchase. The Company shall deposit cash at the time and in the manner as provided in Section 11.11, sufficient to pay the

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

aggregate Repurchase Price of all Securities to be purchased pursuant to this
Section 11.08.

         Section 11.09. Repurchase of Securities at Option of the Holder Upon Fundamental Change.

         (a) General. If prior to the Stated Maturity there shall have occurred a Fundamental Change, Securities shall be repurchased by the Company at the Fundamental Change Repurchase Price on or before a date that is 20 Business Days after the occurrence of the Fundamental Change (the "FUNDAMENTAL CHANGE REPURCHASE DATE"), at the option of the Holder thereof, in accordance with the following procedures; provided that the Company shall not be required to repurchase the Securities pursuant to this Section 11.09 if the Sale Price per share of Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the Fundamental Change and the public announcement of the Fundamental Change equals or exceeds 105% of the Conversion Price of the Securities in effect on each of those five Trading Days.

         (b) Company Notice of Fundamental Change. Within 15 days after the occurrence of a Fundamental Change, the Company shall, if Holders have the right to require the Company to repurchase Securities hereunder, deliver a written notice of Fundamental Change (the "FUNDAMENTAL CHANGE COMPANY NOTICE") by first-class mail or by overnight courier to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include a form of Fundamental Change Repurchase Notice to be completed by the Securityholder and shall state:

                  (i) the events causing a Fundamental Change and the date of such Fundamental Change;

                  (ii) the date by which a Holder must deliver a Fundamental Change Repurchase Notice to elect the repurchase option pursuant to this Section 11.09;

                  (iii)    the Fundamental Change Repurchase Date;

                  (iv)     the Fundamental Change Repurchase Price;

                  (v) whether the Fundamental Change Repurchase Price will be paid in cash, shares of Common Stock or a combination thereof, specifying the percentages of each;

                  (vi) if shares of Common Stock will be used to pay all or part of the Fundamental Change Repurchase Price, state:

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

                           (a) the method for valuing the shares of Common Stock to be delivered in connection with the repurchase; and

                           (b) that holders of the Securities will bear the market risk with respect to the value of the shares of Common Stock to be delivered from the date the number of shares is determined;

                  (vii) the name and address of the Paying Agent and the Conversion Agent;

                  (viii) the Conversion Rate applicable on the Fundamental Change Company Notice Date;

                  (ix) that Securities as to which a Fundamental Change Repurchase Notice has been given may be converted pursuant to Article 13 hereof only if the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (x) that Securities must be surrendered to the Paying Agent for cancellation to collect payment;

                  (xi) that the Fundamental Change Repurchase Price for any Security as to which a Fundamental Change Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Fundamental Change Repurchase Date and the time of surrender of such Security as described in clause (viii) above;

                  (xii) the procedures the Holder must follow to exercise rights under this Section 11.09;

                  (xiii)   the conversion rights of the Securities;

                  (xiv) the procedures for withdrawing a Fundamental Change Repurchase Notice;

                  (xv) that, unless the Company defaults in making payment of such Fundamental Change Repurchase Price, Securities covered by any Fundamental Change Repurchase Notice will cease to be outstanding and Liquidated Damages, if any, will cease to accrue on and after the Fundamental Change Repurchase Date; and

                  (xvi)    the CUSIP number of the Securities.

         At the Company's request, the Trustee shall give such Fundamental Change Company Notice in the Company's name and at the Company's expense; provided that, in all cases, the text of such Fundamental Change Company Notice

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

shall be prepared by the Company. In connection with delivery of the Fundamental Change Company Notice to the Holders, the Company shall publish a notice containing substantially the same information that is required in the Fundamental Change Company Notice in a newspaper published in the English language, customarily published each Business Day and of general circulation in The City of New York, or publish such information on the Company's website or through such other public medium as the Company may use at such time.

         (c) Fundamental Change Repurchase Notice. Holders must deliver to the Paying Agent:

                  (1) a written notice of repurchase (a "FUNDAMENTAL CHANGE REPURCHASE NOTICE"), substantially in the form of Exhibit B hereto, at any time from the opening of business on the date of the Fundamental Change Company Notice until the close of business on the Fundamental Change Repurchase Date stating:

                           (A) the certificate number (if such Security is held other than in global form) of the Security which the Holder will deliver to be purchased;

                           (B) the portion of the Principal Amount of the Security which the Holder will deliver to be purchased, which portion must be in a Principal Amount of $1,000 or integral multiples thereof; and

                           (C) that such Security shall be purchased as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture; and

                  (2) the Security (if such Security is held other than in global form) to the Paying Agent for cancellation prior to, on or after the Fundamental Change Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 11.09 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice.

         The Company shall purchase from the Holder thereof, pursuant to this
Section 11.09, a portion of a Security if the Principal Amount of such portion is $1,000 or an integral multiple of $1,000 if so requested by the Holder. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

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

         Any repurchase by the Company contemplated pursuant to the provisions of this Section 11.09 shall be consummated by the delivery to the Paying Agent of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of delivery of the Security.

         Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 11.09(c) shall have the right to withdraw such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 11.10.

         The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

         (d) Payment of Fundamental Change Repurchase Price. The Securities to be repurchased pursuant to this Section 11.09 shall be paid for in cash; provided that if a Fundamental Change occurs as a result of a Change of Control Event, the Securities to be repurchased may be paid for, in whole or in part, at the election of the Company, in cash or Common Stock or any combination of cash and Common Stock, subject to the conditions set forth in paragraph (e) below.

         (e) Conditions for Election to Pay Fundamental Change Repurchase Price in Common Stock. If the Company elects to pay all or any portion of the Fundamental Change Repurchase Price in Common Stock, the number of shares of Common Stock to be paid will equal the quotient obtained by dividing (i) the portion of the Fundamental Change Repurchase Price to be paid in shares of Common Stock by (ii) 95% of the average Closing Price of the shares of Common Stock for the five Trading Day period immediately preceding but ending on the second Business Day immediately preceding the Fundamental Change Repurchase Date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of the Trading Days during the five Trading Day period and ending on the Fundamental Change Repurchase Date, of any event described in Section 13.06, subject to the next succeeding paragraph. The Company shall designate, in the Fundamental Change Company Notice delivered pursuant to Section 11.09(b) above, whether it will repurchase the Securities for cash or shares of Common Stock, or, if a combination thereof, the percentages of the Fundamental Change Repurchase Price of Securities in respect of which it will pay in cash or shares of Common Stock; provided that the Company will pay cash for fractional interests in shares of Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to repurchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each holder whose Securities are repurchased pursuant to this Section

11.09 shall receive the same percentage of cash or shares of Common Stock in payment of the Fundamental Change Repurchase Price for such Securities, except with regard to the payment of cash in lieu of fractional shares of Common Stock. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Fundamental Change Company Notice to holders except as set forth in the next succeeding paragraph in the event of a failure to satisfy, prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date, any condition to the payment of the Fundamental Change Repurchase Price, in whole or in part, in shares of Common Stock.

         The Company shall, at least three Business Days prior to delivering the Fundamental Change Company Notice, deliver an Officers' Certificate to the Trustee specifying:

                  (i)      the manner of payment selected by the Company,

                  (ii) the information required by the Company Repurchase Notice pursuant to Section 11.09(b),

                  (iii) if the Company elects to pay the Fundamental Change Repurchase Price, or a specified percentage thereof, in shares of Common Stock, that the conditions to such manner of payment set forth in this Section 11.09(e) have been or will be complied with, and

                  (iv) whether the Company desires the Trustee to give the Fundamental Change Company Notice required by Section 11.09(b).

         The Company's right to exercise its election to repurchase Securities through the issuance of shares of Common Stock shall be conditioned upon:

                  (v) the Company's giving a timely Fundamental Change Company Notice containing an election to purchase all or a specified percentage of the Securities with shares of Common Stock as provided herein;

                  (vi) the registration of such shares of Common Stock under the Securities Act and, if required, the Exchange Act;

                  (vii) the listing of such shares of Common Stock on a United States national securities exchange or the quotation of such shares of Common Stock in an inter-dealer quotation system of any registered United States national securities association, in each case, if the Common Stock is then listed on a national securities exchange or quoted in an inter-dealer quotation system;

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

                  (viii) any necessary qualification or registration of such shares of Common Stock under applicable state securities laws or the availability of an exemption from such qualification and registration; and

                  (ix) the receipt by the Trustee of an (A) Officers' Certificate stating that the terms of the issuance of the shares of Common Stock are in conformity with this Indenture, (B) an Opinion of Counsel to the effect that the shares of Common Stock to be issued by the Company in payment of the Fundamental Change Repurchase Price in respect of the Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Fundamental Change Repurchase Price in respect of the Securities, will be validly issued, fully paid and non-assessable and (c) an Officer's Certificate, stating that the conditions to the issuance of the shares of Common Stock have been satisfied.

         Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 principal amount of Securities upon their Stated Maturity and the Closing Price of a share of Common Stock on each Trading Day during the period commencing on the fifth Trading Day immediately preceding but ending on the third Business Day prior to the applicable Fundamental Change Repurchase Date. If the foregoing conditions are not satisfied prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date and the Company has elected to repurchase the Securities through the issuance of shares of Common Stock, the Company shall pay the entire Fundamental Change Repurchase Price of the Securities in cash.

         Promptly after determination of the actual number of shares of Common Stock to be issued upon repurchase of Securities, the Company shall be required to disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or publish the information on the Company's web site or through such other public medium as the Company may use at that time.

         All shares of Common Stock delivered upon repurchase of the Securities shall be duly authorized, validly issued, fully paid and nonassessable.

         If a holder of a repurchased Security is paid in shares of Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Common Stock. However, the holder shall pay any such tax which is due because the holder requests the Common Stock to be issued in a name other than the holder's name. The Trustee (or other paying agent appointed by the Company) may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the holder's name until the

Trustee (or other paying agent appointed by the Company) receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

         (f) Procedure Upon Repurchase. The Company shall deposit cash or Common Stock, if permitted hereunder, at the time and in the manner as provided in Section 11.11, sufficient to pay the aggregate Fundamental Change Repurchase Price of all Securities to be purchased pursuant to this Section 11.09.

         Section 11.10. Effect of Repurchase Notice or Fundamental Change Repurchase Notice. Upon receipt by the Paying Agent of the Repurchase Notice or Fundamental Change Repurchase Notice specified in Section 11.08(b) or Section 11.09(b), as applicable, the Holder of the Security in respect of which such Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, was given shall (unless such Repurchase Notice or Fundamental Change Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Repurchase Price or Fundamental Change Repurchase Price, as the case may be, with respect to such Security. Such Repurchase Price or Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, with respect to such Security (provided the conditions in Section 11.08(b) or Section 11.09(b), as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 11.08(b) or Section 11.09(b), as applicable. Securities in respect of which a Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, has been given by the Holder thereof may not be converted pursuant to Article 13 on or after the date of the delivery of such Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, unless such Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

         A Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, may be withdrawn only by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the procedures set forth in the Company Notice or Fundamental Change Company Notice, as the case may be, at any time prior to the close of business on the Business Day prior to the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, specifying:

                  (i) the Principal Amount of the Security with respect to which such notice of withdrawal is being submitted; and

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

                  (ii) the certificate number (if such Security is held in other than global form) of the Security in respect of which such notice of withdrawal is being submitted; and

                  (iii) the Principal Amount, if any, of such Security which remains subject to the original Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, and which has been or will be delivered for purchase or repurchase by the Company.

         There shall be no repurchase of any Securities pursuant to Section
11.08 or 11.09 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Repurchase Price or Fundamental Change Repurchase Price, as the case may be, with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities (x) with respect to which a Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price or Fundamental Change Repurchase Price, as the case may be, with respect to such Securities) in which case, upon such return, the Repurchase Notice or Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

         Section 11.11. Deposit of Repurchase Price or Fundamental Change Repurchase Price. Prior to 10:00 a.m. (local time in The City of New York) on the Business Day following the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) or Common Stock, if permitted hereunder, sufficient to pay the Repurchase Price or the Fundamental Change Repurchase Price, as the case may be, of all the Securities or portions thereof which are to be repurchased as of the Repurchase Date or the Fundamental Change Repurchase Date, as applicable. The Company shall promptly notify the Trustee in writing of the amount of any deposits of cash or Common Stock made pursuant to Section 11.11

         Section 11.12. Securities Repurchased in Whole or in Part. Any Security which is to be repurchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's

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attorney duly authorized in writing) and the Company shall execute and the
Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not repurchased.

         Section 11.13. Covenant to Comply With Securities Laws Upon Repurchase of Securities. In connection with any offer to repurchase Securities under
Section 11.08 or 11.09 (provided that such offer or repurchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or repurchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section 11.08 or 11.09 to be exercised in the time and in the manner specified in Section 11.08 or 11.09, as applicable.

         Section 11.14. Repayment to the Company. The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Repurchase Price or Fundamental Change Repurchase Price, as the case may be; provided that to the extent that the aggregate amount of cash or Common Stock deposited by the Company pursuant to Section 11.11 exceeds the aggregate Repurchase Price or Fundamental Change Repurchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to repurchase as of the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, then as soon as practicable following the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, the Trustee or the Paying Agent, as the case may be, shall return any such excess to the Company.

                                   ARTICLE 12
                                   [RESERVED]

                                   ARTICLE 13
                                   CONVERSION

         Section 13.01. Conversion Privilege. (a) Subject to the further provisions of this Article 13, a Holder of a Security may convert the Principal Amount of

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such Security (or a portion thereof equal to $1,000 or any integral multiple of
$1,000 in excess thereof) into Common Stock at any time prior to the close of business at the Stated Maturity only as follows:

                  (i) if (A) during any Conversion Period prior to August 15, 2018 if the Closing Price of the Company's Common Stock for at least twenty (20) Trading Days in a period of thirty (30) consecutive Trading Days ending on the first day of such Conversion Period was more than 145% of the applicable Conversion Price on the first day of the Conversion Period or (B) at any time on or after August 15, 2018 through the close of business on the Business Day prior to Stated Maturity if the Closing Price of the Company's Common Stock is more than 145% of the applicable Conversion Price;

                  (ii) if during the five (5) consecutive Business Day period following any five (5) consecutive Trading Day period in which the average Trading Price for the Securities for such five (5) Trading Day period was less than 98% of the average Closing Price of the Company's Common Stock during that five (5) Trading Day period multiplied by the Conversion Rate (the "TRADING PRICE CONDITION"); provided, however, that if on the date of any conversion pursuant to the Trading Price Condition that is on or after August 15, 2018, the Closing Price of the Company's Common Stock on the Trading Day immediately prior to the Conversion Date is greater than 100% of the Conversion Price, Holders surrendering Securities for conversion will receive, in lieu of shares of the Company's Common Stock based on the Conversion Rate, shares of the Company's Common Stock with a value equal to the Principal Amount of Securities being converted (a "PRINCIPAL VALUE CONVERSION"). Shares of the Company's Common Stock delivered upon a Principal Value Conversion will be valued at the greater of the effective Conversion Price as of the date eight Trading Days prior to the Conversion Date and the Closing Price as of the Conversion Date and will be delivered no later than the third Business Day following the determination of the Closing Price;

         "TRADING PRICE" of the Securities on any date of determination means the average of the secondary market bid quotations per Security obtained by the Trustee for $10,000,000 Principal Amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from two Bid Solicitation Agents; provided that if at least two such bids cannot reasonably be obtained by the Trustee, but one such bid can reasonably be obtained, this one bid will be used. If the Trustee cannot reasonably obtain at least one bid for $10,000,000 Principal Amount of Securities from a Bid Solicitation Agent or, in the reasonable judgment of the Company, the bid quotations are not indicative of the secondary market value of the Securities, the trading price of the Securities will be deemed to be less than 98% of the product of the applicable Conversion

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Rate of the Securities and the Closing Price of the Company's Common Stock on
such date of determination.

                  (iii) in the event that the Company calls the Securities for redemption, at any time prior to the close of business on the Business Day immediately preceding the Redemption Date;

                  (iv) if the Company becomes a party to a consolidation, merger or binding share exchange pursuant to which all or substantially all of the Common Stock would be converted into cash, securities or other property, in which case a Holder may surrender Securities for conversion at any time from and after the date which is 15 days prior to the anticipated effective date for the transaction until 15 days after the actual effective date of such transaction; provided, however, that on the effective date of such transaction, the right of a Holder to convert a Security into Common Stock will change into a right to convert such Security into the kind and amount of cash, securities or other property that such Holder would have received if such Holder had converted such Security immediately prior to the transaction; or

                  (v) if the Company elects to (i) distribute to all or substantially all holders of Common Stock assets, debt securities or Capital Stock of the Company, which distribution has a per share value as determined by the Board of Directors exceeding 5% of the Closing Price of a share of Common Stock on the Trading Day immediately preceding the declaration date for such distribution or (ii) distribute to all or substantially all holders of Common Stock rights, options or warrants entitling them to purchase shares of Common Stock at less than the Closing Price of Common Stock on the Trading Day immediately preceding the declaration date of the distribution. In the case of the foregoing clauses (i) and (ii), the Company must notify the Holders at least 20 days immediately prior to the ex-dividend date for such distribution. Once the Company has given such notice, Holders may surrender their Securities for conversion at any time thereafter until the earlier of the close of business on the Business Day immediately prior to the ex-dividend date or the Company's announcement that such distribution will not take place even if the Securities are not convertible at such time; provided however, that a Holder may not exercise this right to convert if the Holder may participate in the distribution without conversion. As used herein, the term "EX DIVIDEND DATE" or "EX-DATE" when used with respect to any issuance or distribution, shall mean the first date upon which a sale of shares of Common Stock does not automatically transfer the right to receive the relevant dividend from the seller of such Common Stock to its buyer.

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         The Conversion Agent shall, on behalf of the Company, determine on a daily basis whether the Securities shall be convertible as a result of the occurrence of an event specified in clause (i) above and, if the Securities shall be so convertible, the Conversion Agent shall promptly deliver to the Company and the Trustee written notice thereof. Whenever the Securities shall become convertible pursuant to this Section 13.01, the Company or, at the Company's request, the Trustee in the name and at the expense of the Company, shall notify the Holders of the event triggering such convertibility in the manner provided in Section 1.06. In addition, the Company shall publish a notice containing substantially the same information in a newspaper published in the English language, customarily published each Business Day and of general circulation in The City of New York, or publish such information on the Company's website or through such other public medium as the Company may use at such time.

         The Conversion Agent shall have no obligation to determine the Trading Price under this Section 13.01 unless the Company has requested such a determination; and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 Principal Amount of Securities would be less than 98% of the product of the Closing Price of the Common Stock and the number of shares of Common Stock issuable upon conversion of $1,000 Principal Amount of Securities. If such evidence is provided, the Company shall instruct the Conversion Agent to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 Principal Amount of Debentures is greater than or equal to 98% of the product of the Closing Price and the number of shares issuable upon conversion of $1,000 Principal Amount of Securities.

         (b) Conversion Period. Notwithstanding the foregoing, if such Security is submitted or presented for repurchase pursuant to Article 11, such conversion right shall terminate at the close of business on the Business Day prior to the Repurchase Date or Fundamental Change Repurchase Date, as the case may be, for such Security or such earlier date as the Holder presents such Security for repurchase (unless the Company shall default when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is repurchased).

         (c) Conversion Rate; Conversion Price. The conversion rate per Security (the "CONVERSION RATE") shall be that set forth in paragraph 8 in the Securities, subject to adjustment as herein set forth. The initial Conversion Rate is 63.8790 shares of Common Stock per $1,000 principal amount of Securities. The "CONVERSION PRICE" at any particular time is determined by dividing $1,000 by the then-applicable Conversion Rate.

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         (d)      Delivery of Officers' Certificate. If any of the Securities is
convertible by the Holders into Common Stock, the Company shall deliver to the Trustee an Officers' Certificate to that effect stating (i) the fact that such Securities are so convertible, (ii) the date as of which the Securities are convertible, (iii) the reason why the Securities are convertible and (iv) the Conversion Rate at which the Securities are convertible. Unless and until a Trust Officer of the Trustee receives such Officers' Certificate, the Trustee may assume without inquiry that the Securities are not convertible. Whenever any fact set forth in an Officers' Certificate delivered pursuant to this Section
13.01 changes, the Company shall deliver to the Trustee a new Officers' Certificate setting forth the correct information. Unless and until a Trust Officer receives such a correcting Officers' Certificate, the Trustee may assume without inquiry that the last Officers' Certificate delivered to it remains in full force and effect and is correct is every respect.

         (e) Securities Converted in Whole or in Part. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

         (f) Rights of Holders. A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities to Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 13.

         Section 13.02. Conversion Procedure.

         (a) To convert a Security, a Holder must (i) complete and manually sign the conversion notice on the back of the Security or facsimile of the conversion notice and deliver such notice to a Conversion Agent, (ii) surrender the Security to a Conversion Agent, (iii) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent and (iv) pay any transfer or similar tax, if required. Such notice is hereinafter referred to as a "NOTICE OF CONVERSION." A Security shall be deemed to have been converted as of the close of business on the date (the "CONVERSION DATE") on which the Holder has complied with the immediately preceding sentence of this Section 13.02(a). Anything herein to the contrary notwithstanding, in the case of Global Securities, a Notice of Conversion shall be delivered and such Securities shall be surrendered for conversion in accordance with the rules and procedures of DTC as in effect from time to time.

         (b) The Company will, as soon as practicable after the Conversion Date, issue, or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder's nominee or nominees, certificates for the number of full shares of Common Stock, if any, to which such Holder shall be entitled. The Person or Persons entitled to receive such Common Stock upon such conversion


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shall be treated for all purposes as the record holder or holders of such Common
Stock, as of the close of business on the applicable Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further that such conversion shall be at the Conversion Rate in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such Person shall no longer be a Holder of such Security. Except as otherwise provided in Section 13.06, no payment or adjustment will be made for dividends or distributions on shares of Common Stock issued upon conversion of a Security.

         (c) If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate Principal Amount of Securities converted.

         (d) Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

         (e) If the last day on which Security may be converted is not a Business Day in a place where a Conversion Agent is located, the Securities may be surrendered to that Conversion Agent on the next succeeding Business Day.

         (f) Holders that have already delivered a Repurchase Notice or Fundamental Change Repurchase Notice with respect to a Security may not surrender such Security for conversion until the Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, has been withdrawn in accordance with the procedures set forth in Section 11.10.

         Section 13.03. Fractional Shares. The Company will not issue fractional shares of Common Stock upon conversion of Securities. In lieu thereof, the Company will pay an amount in cash for the current market value of the fractional shares. The current market value of a fractional share shall be determined, (calculated to the nearest 1/1000th of a share) by multiplying the Closing Price of the Common Stock on the Trading Day immediately prior to the Conversion Date by such fractional share and rounding the product to the nearest whole cent.

         Section 13.04. Taxes on Conversion. If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on

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the issuance of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

         Section 13.05. Company to Provide Stock.

         (a) The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock (including after taking into account any adjustments to the Conversion Rate pursuant to Section 13.06).

         All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

         The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or on the New York Stock Exchange, the Nasdaq National Market or other over-the-counter market or such other market on which the Common Stock is then listed or quoted; provided, however, that if rules of such automated quotation system or exchange permit the Company to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Notes in accordance with the requirements of such automated quotation system or exchange at such time. Any Common Stock issued upon conversion of a Security hereunder which at the time of conversion was a Transfer Restricted Security will also be a Transfer Restricted Security.

         Section 13.06. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

         (a) In case the Company shall (i) pay a dividend on its Common Stock in shares of Common Stock, (ii) make a distribution on its Common Stock in shares of Common Stock, (iii) subdivide its outstanding Common Stock into a greater number of shares, or (iv) combine its outstanding Common Stock into a

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smaller number of shares, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have owned had such Security been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

         (b) In case the Company shall issue rights or warrants (other than pursuant to a stockholder rights plan) to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Closing Price per share of Common Stock on the Business Day immediately prior to the date of announcement of such issuance, the Conversion Rate in effect shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such announcement by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date of announcement plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible), and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of announcement plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the Current Market Price per share of Common Stock on the Business Day immediately preceding the date of announcement of such issuance. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective on the day following the date of announcement of such issuance. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Rate shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

         (c) In case the Company shall distribute to all or substantially all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock), evidences of indebtedness or other non-cash assets

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(including securities of any person other than the Company but excluding (1)
dividends or distributions paid exclusively in cash or (2) dividends or distributions referred to in subsection (a) of this Section 13.06), or shall distribute to all or substantially all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants referred to in subsection (b) of this Section 13.06 and also excluding the distribution of rights to all holders of Common Stock pursuant to the adoption of a stockholders rights plan or the detachment of such rights under the terms of such stockholder rights plan), then in each such case the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the current Conversion Rate by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the record date mentioned below and the denominator shall be the Current Market Price per share of the Common Stock on such record date less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date). Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

         In the event the then fair market value (as so determined) of the portion of the Capital Stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a Security shall have the right to receive upon conversion the amount of Capital Stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants such holder would have received had such holder converted each Security on such record date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 13.06 by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

         In the event that the Company has in effect a preferred shares rights plan ("RIGHTS PLAN"), upon conversion of the Securities into Common Stock, to the extent that the Rights Plan is still in effect upon such conversion, the holders of Securities will receive, in addition to the Common Stock, the rights described

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therein (whether or not the rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in the Rights Plan. Any distribution of rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Article 13.

         Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("TRIGGER EVENT"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 13.06 (and no adjustment to the Conversion Rate under this Section 13.06 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 13.06(e). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 13.06 was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

         (d) In case the Company shall, by dividend or otherwise, at any time distribute (a "TRIGGERING DISTRIBUTION") to all or substantially all holders of its Common Stock cash, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying such Conversion Rate in effect on

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the Business Day (the "DETERMINATION DATE") immediately preceding the day on which such Triggering Distribution is declared by the Company by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the Determination Date, and the denominator shall be the Current Market Price per share of the Common Stock on the Determination Date less the aggregate amount of cash so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Determination Date), such increase to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid. It is expressly understood that a stock buyback, repurchase or similar transaction or program shall in no event be considered a Triggering Distribution for purposes of this Section 13.06(d) or Section 13.06(e).

         (e) In case the Company or any of its Subsidiaries shall purchase any shares of the Company's Common Stock by means of a tender offer, then, effective immediately prior to the opening of business on the day after the last date (the "EXPIRATION DATE") tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the "EXPIRATION TIME"), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Expiration Date by a fraction of which the numerator shall be the sum of (x) the aggregate consideration (determined as set forth below) payable to stockholders of the Company based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "PURCHASED SHARES") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) immediately prior to the Expiration Time and the Current Market Price per share of Common Stock (as determined in accordance with subsection (f)of this Section 13.06), and the denominator shall be the product of the number of shares of Common Stock outstanding (including Purchased Shares but excluding any shares held in the treasury of the Company) immediately prior to the Expiration Time multiplied by the Current Market Price per share of the Common Stock (as determined in accordance with subsection (f)of this Section 13.06). For purposes of this Section 13.06(e), the aggregate consideration in any such tender offer shall equal the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable in such tender offer. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law

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from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased. If the application of this Section 13.06(e) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this Section 13.06(e). For purposes of this Section 13.06(e), the term "tender offer" shall mean and include both tender offers and exchange offers, all references to "purchases" of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to "tendered shares" (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

         (f) For the purpose of any computation under subsections (b), (c) and (d) of this Section 13.06, the current market price (the "CURRENT MARKET PRICE") per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices for the ten (10) consecutive Trading Days commencing eleven (11) Trading Days before (i) the Determination Date, with respect to distributions under subsection (c) of this Section 13.06 or (ii) the record date with respect to distributions, issuances or other events requiring such computation under subsection (b) or (d) of this Section 13.06. For purposes of any computation under subsection (e) of this Section 13.06, the Current Market Price per share of Common Stock shall be deemed to be the average of the daily Closing Prices for the ten (10) consecutive Trading Days commencing on the Trading Day next succeeding the Expiration Date.

         (g) In any case in which this Section 13.06 shall require that an adjustment be made following a record date, an announcement date or a Determination Date or Expiration Date, as the case may be, established for purposes of this Section 13.06, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 13.09) issuing to the Holder of any Security converted after such record date or announcement date or Determination Date or Expiration Date the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date or announcement date or Determination Date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or such announcement date or effective date or Determination Date or Expiration Date had not occurred.

         (h) No adjustment shall be made pursuant to this Section 13.06 if the Holders may participate in the transaction that would otherwise give rise to an adjustment pursuant to this Section 13.06.

         Section 13.07. No Adjustment. No adjustment need be made for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

         To the extent that the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash due.

         Section 13.08. Adjustment for Tax Purposes. The Company shall be entitled to make such increases in the Conversion Rate, in addition to those required by Section 13.06, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

         Section 13.09. Notice of Conversion Rate Adjustment. Whenever the Conversion Rate or conversion privilege is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive an Officers' Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

         Section 13.10. Notice of Certain Transactions. In the event that:

         (1) the Company takes any action which would require an adjustment in the Conversion Rate;

         (2) the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and shareholders of the Company must approve the transaction; or

         (3)      there is a dissolution or liquidation of the Company,

the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least ten days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 13.10.

         Section 13.11. Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege. If any of the following shall occur, namely: (a) any reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 13.06); (b) any consolidation or merger or combination to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) any sale or conveyance as an entirety or substantially as an entirety of the property and assets of the Company, directly or indirectly, to any Person, then the Company, or such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, combination, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, combination, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, combination, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article 13. If, in the case of any such consolidation, merger, combination, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 13.11 shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, sales or conveyances.

         In the event the Company shall execute a supplemental indenture pursuant to this Section 13.11, the Company shall promptly file with the Trustee
(x) an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, combination, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

         Section 13.12. Trustee's Disclaimer. The Trustee shall have no duty to determine when an adjustment under this Article 13 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers' Certificate including the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 13.09. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article 13.

         The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 13.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 13.11.

         Section 13.13. Voluntary Increase. The Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days and if the increase is irrevocable during the period if the Board of Directors determines that such increase would be in the best interest of the Company or the Board of Directors deems it advisable to avoid or diminish income tax to holders of shares of our Common Stock in connection with any stock or rights dividend or distribution or similar event, and the Company provides 15 days prior notice of any increase in the Conversion Rate.

         Section 13.14. Company Determination Final. Any determination that the Company or the Board of Directors must make pursuant to this Article 13 shall be conclusive if made in good faith and in accordance with the provisions of this
Article 13, absent manifest error, and set forth in a resolution of the Board of Directors.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                      CADENCE DESIGN SYSTEMS, INC.

                                      By: /s/ William Porter
                                          --------------------------------
                                          Name:  William Porter
                                          Title: Senior Vice President and Chief
                                                 Financial Officer

                           [Trustee Signature Follows]

                                            J.P. MORGAN TRUST COMPANY,
                                            National Association, as Trustee

                                            By: /s/ James Nagy
                                                --------------------------------

                                                                       EXHIBIT A

                           Form of Repurchase Notice

                                                           _______________, ____

J.P. Morgan Trust Company, National Association
4 New York Plaza, 1st Floor
New York, New York  10004-2413.

Attention: Institutional Trust Services

         Re: Cadence Design Systems, Inc. (the "COMPANY")
             Zero Coupon Zero Yield Senior Convertible Notes Due 2023

         This is a Repurchase Notice as defined in Section 11.08 of the Indenture dated as of August 15, 2003 (the "INDENTURE") between the Company and J.P. Morgan Trust Company, National Association, as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Certificate No(s). of Securities:   _____________________________

         I intend to deliver the following aggregate Principal Amount Securities for purchase by the Company pursuant to Section 11.08 of the Indenture

(in multiples of $1,000):

$______________________________

         I hereby agree that the Securities will be purchased as of the Repurchase Date pursuant to the terms and conditions thereof and of the Indenture.

                                            Signed:  ________________________

                                                                       EXHIBIT B

                  Form of Fundamental Change Repurchase Notice

                                                          _______________, ____

J.P. Morgan Trust Company, National Association
4 New York Plaza, 1st Floor
New York, New York  10004-2413.

Attention: Institutional Trust Services

         Re: Cadence Design Systems, Inc. (the "COMPANY")
             Zero Coupon Zero Yield Senior Convertible Notes Due 2023

         This is a Fundamental Change Repurchase Notice as defined in Section
11.09 of the Indenture dated as of August 15, 2003 (the "Indenture") between the Company and J.P. Morgan Trust Company, National Association, as Trustee. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

Certificate No(s). of Securities:   _____________________________

         I intend to deliver the following aggregate Principal Amount of Securities for purchase by the Company pursuant to Section 11.09 of the Indenture (in multiples of $1,000):

$__________________________________

         I hereby agree that the Securities will be purchased as of the Fundamental Change Repurchase Date pursuant to the terms and conditions thereof and of the Indenture.

                                            Signed:  ________________________

Certain Sections of this Indenture relating to Sections 310 through 318 of the Trust Indenture Act of 1939:

    Trust Indenture                                                                       Indenture
     Act Section                                                                           Section
     -----------                                                                           -------
   Section 310(a)(1)    ...........................................................         6.09
              (a)(2)    ...........................................................         6.09
              (a)(3)    ...........................................................    Not Applicable
              (a)(4)    ...........................................................    Not Applicable
                 (b)    ...........................................................         6.08
                        ...........................................................         6.10
      Section 311(a)    ...........................................................         6.13
                 (b)    ...........................................................         6.13
      Section 312(a)    ...........................................................         7.01
                        ...........................................................        7.02(a)
                 (b)    ...........................................................        7.02(b)
                 (c)    ...........................................................        7.02(c)
      Section 313(a)    ...........................................................        7.03(a)
                 (b)    ...........................................................        7.03(a)
                 (c)    ...........................................................        7.03(a)
                 (d)    ...........................................................        7.03(b)
      Section 314(a)    ...........................................................         7.04
                 (b)    ...........................................................    Not Applicable
              (c)(1)    ...........................................................         1.02
              (c)(2)    ...........................................................         1.02
              (c)(3)    ...........................................................    Not Applicable
                 (d)    ...........................................................    Not Applicable
                 (e)    ...........................................................         1.02
      Section 315(a)    ...........................................................         6.01
                 (b)    ...........................................................         6.02
                 (c)    ...........................................................         6.01
                 (d)    ...........................................................         6.01
                 (e)    ...........................................................         5.14
Section 316(a)(1)(A)    ...........................................................         5.12
           (a)(1)(B)    ...........................................................         5.13
              (a)(2)    ...........................................................    Not Applicable
                 (b)    ...........................................................         5.08
                 (c)    ...........................................................        1.04(c)
    Section 317(a)(1)   ...........................................................         5.03
              (a)(2)    ...........................................................         5.04
                 (b)    ...........................................................         10.03
      Section 318(a)    ...........................................................         1.07

--------------

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

                                       i